UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 29, 2007
DISCOVERY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51205 (Commission File Number)	20-2471174 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-4000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On March 29, 2007, Discovery Communications, Inc. (“Discovery”), a 50% owned equity affiliate of Discovery Holding Company, issued a press release announcing that it had entered into a non-binding Letter of Intent with Cox Communications Holdings, Inc. (“Cox”), pursuant to which Discovery will redeem all of the stock of Discovery held by Cox in exchange for all of the capital stock of a subsidiary of Discovery that will hold Travel Channel, travelchannel.com, Antenna Audio and approximately $1.275 billion in cash. The transactions are subject to, among other things, the negotiation, execution and delivery of definitive documentation by the parties thereto.
This Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 29, 2007

DISCOVERY HOLDING COMPANY
By:	/s/ David J.A. Flowers
	Name:	David J.A. Flowers
	Title:	Senior Vice President and Treasurer